SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT


          Pursuant  to  Section  13 or 15(d)  of  the  Securities
Exchange Act of 1934

Date of Report (Date of earliest        February 13, 1997
event reported)


               Harbourton Financial Services, L.P.
     (Exact name of registrant as specified in its charter)



      Delaware            1-9742              52-1573349
(State or other        (Commission   (IRS Employer Identification
jurisdiction of        File Number)              No.)
incorporation or
organization)



  2530 South Parker Road, Suite 500,             80014
           Aurora, Colorado
   (Address of principal executive             (Zip code)
               offices)



Registrant's telephone number,               (303) 745-3661
including area code:
Item 5.   Other Events

As previously reported on February 3, 1997, Harbourton Financial Services L.P. (the "Registrant") announced that it had entered into a letter of intent to sell its wholesale loan production branch operations to CrossLand Mortgage Corp., a subsidiary of First Security Corporation, and that the Board of Directors of the Registrant's general partner had determined that it was in the best interests of the Registrant and its Unitholders to sell Registrant's remaining assets and to liquidate the Registrant. As previously reported on February 3, 1997, a notice describing the proposed liquidation and the reasons therefor was to be mailed to all Unitholders. Attached as Exhibit (1) to this Current Report is a copy of the Registrant's notice to Unitholders dated February 6, 1997, and mailed to the Unitholders February 13, 1997, with respect to the foregoing, which is incorporated herein in its entirety by reference.

Item 7.   Financial Statements and Exhibits

(a)   Financial Statements - not applicable

(b)   Exhibit

      (1)  Notice to Unitholders, dated February 6, 1997


                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


            HARBOURTON FINANCIAL SERVICES L.P.

                       By:  Harbourton Mortgage Corporation, its
                         General Partner

Date:  February 13, 1997     By:    s/ Jack W. Schakett
                             Jack W. Schakett
                             Chief Executive Officer



Exhibit 1.    Notice to Unitholders

                    Harbourton Financial Services
                                L.P.
                         2530 S. Parker Road
                              Suite 500
                       Aurora, Colorado  80014


                        NOTICE TO UNITHOLDERS


                        February 6, 1997


To Unitholdlers of
     Harbourton Financial Services L.P.

     NOTICE IS HEREBY GIVEN that, pursuant to Section 8.10 of the Amended and Restated Agreement of Limited Partnership of Harbourton Financial Services L.P. (the "Partnership"), dated as of September 1, 1988, as amended (the "Partnership Agreement"), between Harbourton Mortgage Corporation (the "General Partner") and Harbourton Assignor Corporation, as the Limited Partner, the Board of Directors of the General Partner has determined that there is a substantial risk that an Adverse Tax Consequence (as defined below) will occur within one year and that it is in the best interests of the Partnership and the holders of beneficial interests in the Partnership (collectively, "Unitholders") to sell or otherwise dispose of all of the assets of the Partnership and to liquidate the Partnership as soon as reasonably practicable. Pursuant to Section 8.10 of the Partnership Agreement, in the event that the General Partner reasonably believes that within one year there is a substantial risk of the Partnership being treated for federal income tax purposes as a corporation (an "Adverse Tax Consequence") as a result of, among other things, a reclassification of the Partnership as a corporation under the Revenue Act of 1987 (the " 1987 Act") for its first taxable year beginning after December 31, 1997, the General Partner may take certain actions, including the liquidation of the Partnership, upon not less than 30 days' prior written notice to the Partners and the Unitholders unless, prior to the taking of such action, the Unitholders shall have voted against such action by a vote of at least two-thirds of all Limited Partnership Interests in the Partnership. A copy of
Section 8.10 of the Partnership Agreement is attached hereto as Annex A. The reasons for the General Partner's determination are summarized below.

     Background

     The Partnership is a publicly traded master limited partnership whose Units are currently traded on The New York Stock Exchange, Inc. (the "NYSE") under the symbol "HBT." Under existing tax law, the Partnership is treated as a partnership and is not separately taxed on its earnings. Rather, income (or loss) of the Partnership is allocated to the Unitholders pursuant to the terms of the Partnership Agreement and is included by them in determining their individual taxable incomes, subject to certain special rules applicable to publicly traded partnerships. By contrast, a corporation is subject to tax on its net income and any dividends or liquidating distributions paid to stockholders are then subject to a second tax at the stockholder level. Accordingly, under current tax law, the Partnership enjoys a tax advantage over a similarly situated entity which is taxed as a corporation.

     The 1987 Act generally requires publicly traded partnerships to be taxed as corporations. However, under the 1987 Act existing partnerships, such as the Partnership, were allowed to continue to be treated as partnerships for federal income tax purposes for all taxable years commencing on or prior to December 31, 1997. Thereafter, the Partnership will be treated as a corporation for federal income tax purposes unless contrary legislation is enacted prior to December 1, 1997.

     From time to time, legislation has been introduced in Congress that would have the effect of extending the December 31, 1997 grandfather date or eliminating altogether the relevant provisions of the 1987 Act. However, to date no such legislation has passed both houses of Congress and, in the best judgment of the General Partner, it is doubtful that any such legislation will be enacted prior to December 31, 1997. Accordingly, the General Partner believes that there is a substantial risk that an Adverse Tax Consequence will occur for the Partnership's first taxable year beginning after December 31, 1997.

     Pursuant to Section 8.10 of the Partnership Agreement, the General Partner has the right to take one of several actions in the event that it believes there is a substantial risk that an Adverse Tax Consequence will occur within one year. For instance, the General Partner has the power to (a) modify, restructure or reorganize the Partnership as a corporation, a trust or other type of legal entity, (b) liquidate the Partnership, (c) halt or limit trading in the Units or cause the Units to be delisted from the NYSE, or (d) impose restrictions on the transfer of Units. In addition, the General Partner can continue the Partnership and allow it to be treated as a corporation for federal income tax purposes.

     Alternatives to the Liquidation

     For   the  reasons  described  below,  the  General  Partner
believes that the alternatives to liquidation of the Partnership discussed below are not in the best interests of the Partnership or the Unitholders.

     The General Partner believes that the consolidation taking place in the mortgage banking industry makes it difficult for the Partnership to compete effectively with market participants that are larger and more readily able to recognize substantial economies of scale in their operations than the Partnership. The General Partner believes that the loss of partnership tax treatment will eliminate an offsetting competitive advantage which the Partnership has. These factors weigh in favor of liquidating the Partnership rather than attempting to continue the Partnership's business in its present or some other form.

     If the Partnership were taxed as a corporation, whether as a result of conversion to a corporation or continuance as a partnership, dividends and liquidating distributions paid to stockholders or Unitholders might be subject to double taxation as described above. Moreover, the General Partner believes that continuing as a partnership if the current tax treatment of the Partnership is eliminated presents several significant disadvantages when compared to conversion to a corporation. Under the terms of the Partnership Agreement, Unitholders have limited rights to participate in the management of the Partnership. In addition, the General Partner believes that, due to their complexity, the public trading markets often discount the value of limited partnership interests compared to equivalent corporate securities.

     As an alternative to a liquidation, the General Partner also considered a sale or disposition of the Partnership as a whole. However, based on its knowledge of the mortgage banking industry, the General Partner believes it is unlikely that an acquirer would be willing to acquire the Partnership as a whole at a price that would be fair to the Unitholders.

     The General Partner does not believe that placing significant limitation on trading in the Units or their free transferability in order to continue to qualify for taxation as a partnership would be in the best interests of the Unitholders. It is unlikely that any available tax savings would offset the significant diminution in the value of the Units and the decrease in the Unitholders ability to liquidate their interest in the Partnership which would result from such action. The General Partner also does not believe that its current business can be effectively restructured to qualify for taxation as a partnership based on the exemption in the 1987 Act relating to the quantity of its "passive income".

    Reasons for the Liquidation

    The Board of Directors of the & General Partner (including the independent directors thereof) has determined that the liquidation of the Partnership is in the best interests of the Partnership and the Unitholders. Unlike a sale of the Partnership as a whole, the General Partner believes that a liquidation  of  the Partnership at this time  will  enable  the
Partnership to obtain favorable pricing for its assets by allowing it to make strategic sales of portions of its business. If the General Partner were to wait until later in the year to sell the Partnership's assets, the General Partner believes that the prices to be received for the Partnership's assets might be lower as a result of the December 31 deadline. While it is possible that grandfathering legislation might be enacted during 1997, the General Partner believes that it is imprudent to adopt a "wait and see" posture, especially in light of past legislative disappointments. Determining to liquidate now will minimize the uncertainty regarding the Partnership's future plans associated with the December 31 deadline and will facilitate a return of the partners' capital at as early a date as practicable.

     As previously announced, the Partnership's subsidiary, Harbourton Mortgage Co., L.P. ("Harbourton Mortgage"), recently entered into a letter of intent to sell its wholesale loan production branch operations to CrossLand Mortgage Corp. ("CrossLand"), a subsidiary of First Security Corporation, for approximately $4,000,000 in cash. In addition, under the proposed sale Harbourton Mortgage will receive an earnout payment based on the aggregate principal amount of loans generated from the transferred facilities during the thirteen months following the closing which exceed an agreed amount. If CrossLand maintains the same volume of loan originations as Harbourton Mortgage experienced in 1996, this earnout payment would total approximately $3,250,000. The proposed purchase will not include the mortgage loan pipeline being processed by Harbourton Mortgage at the time of the sale. Pursuant to the letter of intent, these excluded loans will be processed and closed for Harbourton Mortgage's account by CrossLand pursuant to an administrative services agreement between the parties.

     The transactions summarized in the letter of intent are subject to the negotiation and execution of mutually satisfactory definitive documentation, the receipt of certain regulatory consents and the satisfaction of other customary terms and conditions. Harbourton anticipates that the transactions contemplated by the letter of intent will be consummated during the first quarter of 1997.

     The General Partner believes that the proposed sale of the wholesale loan production business to CrossLand will facilitate the sale of the Partnership's other assets, most particularly its servicing portfolio, its Nebraska servicing operation and its retail production branches. Although no assurances can be given, the General Partner believes that all of the Partnership's assets can be disposed of in an orderly fashion by the end of 1997. To assist it in selling its servicing portfolio and its Nebraska servicing operation, the Partnership has retained Bayview Financial Trading Group, Inc.

     Pursuant to the terms of the Partnership Agreement, no further action will be required by the Unitholders to accomplish the liquidation. PURSUANT TO THE PARTNERSHIP AGREEMENT, THE GENERAL PARTNER MAY NOT LIQUIDATE THE PARTNERSHIP IF THE UNITHOLDERS VOTE AGAINST THE LIQUIDATION BY A VOTE OF AT LEAST TWO-THIRDS OF THE LIMITED PARTNERSHIP INTERESTS ON OR PRIOR TO 30 DAYS AFTER THE GIVING OF THIS NOTICE. THE GENERAL PARTNER IS NOT REQUIRED TO AND DOES NOT INTEND TO CALL A MEETING OF UNITHOLDERS FOR THE PURPOSE OF CONSIDERING AND VOTING UPON THE PROPOSED LIQUIDATION.

     Once the assets of the Partnership have been sold and the Partnership's creditors have been paid in full, or adequate provision for such payment has been made, the General Partner will cause the partnership to pay liquidating distributions to Unitholders upon the surrender of their Units. While the exact timing and nature of any liquidating distributions cannot be precisely determined at this time, the Partnership will not make any distributions prior to the fourth quarter of 1997. However, because of the nature of the Partnership's business, it is possible that Unitholders may receive a portion of their distributions in the form of an interest in another entity, such as a liquidating trust. Any such interests will not, in all likelihood, be transferable by a Unitholder.

     Federal Income Tax Consequences of Liquidation

      Any taxable gain or loss recognized by the Partnership on the sale of its assets in connection with the liquidation will be allocated among the Partners for income tax purposes in accordance with the Partnership Agreement. Assuming that a Partner's interest in the Partnership is liquidated entirely for cash during 1997, then the Partner will realize gain or loss to the extent that the cash received is greater or less than the Partner's adjusted income tax basis in his or her partnership interest, and the Partner will be permitted to claim any losses from the Partnership which were previously suspended under the rules regarding losses from passive activities. Special rules would apply, however, if a Partner did not receive a full distribution in cash of his or her interest in the Partnership during the year.

      The foregoing is only a brief summary of certain possible federal income tax consequences of a liquidation to certain taxpayers and it is not complete and should not be relied upon by Unitholders. UNITHOLDERS ARE URGED TO CONSULT THEIR OWN ADVISORS REGARDING THE TAX CONSEQUENCES OF A LIQUIDATION OF THE PARTNERSHP.
                             ANNEX A
            Section 8.10 of the Partnership Agreement


     SECTION 8.10. Responses to Taxation as a Corporation. In the event that the General Partner reasonably believes that within one year there is a substantial risk of the Partnership being treated for federal income tax purposes as a corporation (an "Adverse Tax Consequence") as a result of, among other things, (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary, proposed or final regulation by the Treasury or any ruling by the Service,
(c) a judicial decision, (d) a reclassification of the Partnership as a corporation under the Revenue Act of 1987 for its first taxable year beginning after December 31, 1997, or (e) other actions or events, the General Partner may, (i) halt or limit trading in the Units or cause the Units to be delisted from any national securities exchange on which they may be traded, (ii) impose restrictions on the transfer of the Units (by amending this Agreement pursuant to Section 13.01 or otherwise), (iii) modify, restructure or reorganize the Partnership or any subsidiary entity of the Partnership as a corporation (including a REIT), a trust or any other type of legal entity (the "New Entity"), (iv) liquidate the Partnership or (v) continue the Partnership and be treated as a corporation as a result of the reclassification. The General Partner may also cause the Partnership to distribute its equity interest in any subsidiary of the Partnership. In any such event the Units may be converted into equity of a New Entity in the manner determined by the General Partner in its sole discretion, provided that each outstanding Unit of the same class or series is treated equally, and the relative fair market values of the securities into which Units and the general partnership interest are converted are in proportion to the amounts the holders thereof would receive upon liquidation of the Partnership. The General Partner may not take any such action, unless, at least 30 days prior to the taking of such action the General Partner shall provide written notice to the Partners and Unitholders in accordance with Section 15.02 hereof, and prior to the taking of such action, a Super-Majority Vote of the Unitholders shall not have voted against the taking of such proposed action. The respective equity interests received by the holders of Preferred Units, Subordinated Units and the General Partner will be entitled to dividends or other distributions on terms that the General Partner, with the Consent of the Independent Directors, determines are substantially equivalent to the relative priorities as to distributions to the holders of Preferred Units, Subordinated Units, and the General Partner. The General Partner is not required to choose the least disruptive of the above actions to the Partnership or Unitholders under the circumstances.